Jennison Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         					June 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Value Fund
                                     File No. 811-04864


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Value Fund for the semi-annual period ended April 30, 2004. The Form N-SAR was filed using the EDGAR system.



                                              Very truly yours,



                                         /s/ Jonathan D. Shain
                                             Jonathan D. Shain
                                             Corporate Counsel




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of June 2004.







Jennison Value Fund





Witness: /s/ Jonathan D. Shain		By: /s/ Grace C. Torres
            Jonathan D. Shain	  	        Grace C. Torres
            Corporate Counsel	                      Treasurer





























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